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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     SALOMON SMITH BARNEY HOLDINGS INC.                   TARGETS TRUST IV
     (EXACT NAME OF REGISTRANT                      (EXACT NAME OF REGISTRANT
      AS SPECIFIED IN CHARTER)                       AS SPECIFIED IN CHARTER)


            NEW YORK                                        DELAWARE
    (STATE OF INCORPORATION                          (STATE OF INCORPORATION
         OR ORGANIZATION)                                OR ORGANIZATION)

            11-2418067                                      13-7180829
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)


        388 GREENWICH STREET                                 10013
         NEW YORK, NEW YORK                                (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


If this Form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective with the effectiveness of a concurrent registration pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement to which this form relates:     333-71667
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                NAME OF EACH EXCHANGE IN WHICH
             TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
             -------------------                -------------------------------

Targeted Growth Enhanced Terms Securities       Chicago Board Options Exchange
("TARGETS(SM)") With Respect to the Common
Stock of Amgen Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 7, 8 through 11 and 18 through 32, respectively, of the registrants' Prospectus, Subject to Completion, dated August 26, 1999 (Registration No. 333-71667), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

         99 (A). Prospectus, Subject to Completion, dated August 26, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on August 30, 1999.

         99 (B). Certificate of Trust of TARGETS Trust IV, incorporated by reference to Exhibit 4(c) to the registration statement on Form S-3 (the "Registration Statement") of the Company and the Trust filed with the Securities and Exchange Commission on February 3, 1999 (No. 333-71667).

         99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust IV, incorporated by reference to Exhibit 4(h) to the Registration Statement.

         99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(m) to the Registration Statement.

         99 (E). Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

         99 (F). Form of TARGETS (included in Exhibit 99(C)).

         99 (G). Form of Forward Contract (included in Exhibit 99(E)).

         Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Salomon Smith Barney Holdings Inc.
                                      ----------------------------------
                                      (Registrant)



Date:    September 24, 1999           By:    /s/ Mark Kleinman
                                          -----------------------------------
                                          Name:  Mark Kleinman
                                          Title: Executive Vice President and
                                                   Treasurer


                                      TARGETS Trust IV
                                      ----------------
                                      (Registrant)



Date:    September 24, 1999           By:    /s/ Michael Day
                                          ----------------------------------
                                          Name:  Michael Day
                                          Title: Regular Trustee


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                                INDEX TO EXHIBITS

       EXHIBIT NO.                            EXHIBIT

         99(A). Prospectus, Subject to Completion, dated August 26, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on August 30, 1999 (No. 333-71667).

         99(B). Certificate of Trust of TARGETS Trust IV, incorporated by reference to Exhibit 4(c) to the Registration Statement.

         99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust IV, incorporated by reference to Exhibit 4(h) to the Registration Statement.

         99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(m) to the Registration Statement.

         99(E). Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

         99(F).          Form of TARGETS (included in Exhibit 99(C)).

         99(G).          Form of Forward Contract (included in Exhibit 99 (E)).


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